Exhibit 23.1


                           MICHAEL JOHNSON & CO., LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                         9175 E. KENYON AVE., SUITE 100
                             DENVER, COLORADO 80237







                         CONSENT OF INDEPENDENT AUDITOR


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 20, 2001, in Military Resale Group, Inc.'s Form SB-2 for the fiscal year ended December 31, 2000, and to all references to our firm included in this Registration Statement.




/s/ Michael Johnson & Co., LLC
Denver, Colorado
December 18, 2001